EXHIBIT 10(h)

                             HOTELVIEW CORPORATION            Contract #________
                     A Subsidiary of Visual Data Corporation

                            HOTEL SERVICES AGREEMENT
                      ADDENDUM I - PERFORMANCE PAYMENT PLAN

The Hotel and Company agree that the balance of the annual Service Fee will be paid by the Hotel as the Company and its member Travel Agencies provide room revenues for the Hotel. The Hotel and Company further agree to the following terms and conditions in addition to those contained in the Hotel Services
Agreement:

1.      DEFINITIONS.
        Unless otherwise expressly provided herein or in the Agreement or the context otherwise requires, the following terms used in this Addendum have the following meanings:
        a. "GUEST DEPARTURE DATE" means the day at which a customer completes their stay at the Hotel.
        b. "ISSUE DATE" means the date the Vignette is included in the Library, which shall not exceed ninety (90) days from the Effective Date.
        c. "RESERVATION SYSTEM" means the automatic electronic reservation booking system used by Travel Agencies to reserve airline, hotel, rental car and other travel related services, and by Hotels to receive said reservations.
        d. "SERVICE FEE BALANCE" means balance of payment owed to the Company from the Hotel as consideration for the services provided by the Company to the Hotel, which shall be paid from the net amount received from the Travel Agents for the Hotel's rooms, less all applicable taxes and commissions paid to the Travel Agents by the Hotel or its affiliates.

2.      ADDITIONAL RESPONSIBILITIES OF THE COMPANY.
        a. In addition to the responsibilities set forth in this Agreement, the Company agrees to accept payments based on performance in lieu of cash for services rendered under this Agreement.
        b. Furthermore, the Company is responsible for providing monthly statements to the Hotel evidencing bookings made by its member Travel Agencies.

3.      ADDITIONAL RESPONSIBILITIES OF THE HOTEL.
        a. In addition to the responsibilities otherwise set forth in this Agreement, the Hotel shall make all room types available.
        b. As the Hotel receives revenues produced by the travel agents, Hotel Agrees to pay the Company all amounts received, except as otherwise stated in Addendum II, less the Travel Agent commission and applicable taxes, until the total amount of the Service Fee is paid in full. Thereafter, the Hotel is not liable to pay any other fees to the Company, in connection with the HotelView Library, for the term of this Agreement.

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        c.     The Hotel shall take such necessary actions to release to the
               Company all booking information relevant for the Company to properly collect from the Hotel amounts due pursuant to the terms of this Agreement and Addendum. This includes authorizing the Reservation System or any other third party tracking/collection system to release the Company all relevant booking information.

4.      CONSIDERATION.
        a. In consideration for the Company's services, pursuant to the terms of this Addendum, Hotel agrees the Service Fee balance is as follows:

================================
Service Fee Balance

================================
$
================================

5.      PAYMENT TERMS.
        a. All payments due to the Company from the Hotel shall be due thirty (30) days from Guest Departure Date.
        b. All amounts due not paid by the Hotel within forty-five (45) days of the date of Guest Departure Date shall be past due, at which time the Company shall be entitled to take all reasonable collection actions, including the use of a collection agency or an attorney, with Hotel fully liable and solely responsible for all costs and expenses associated therewith, including attorneys fees and costs. If Hotel fails to render payment within sixty
               (60) days of the Guest Departure Date, the Hotel shall be deemed to be in default and Company shall have the right to terminate the Hotel Services Agreement and this Addendum pursuant to
               Section 5 of the Agreement.

THE PARTIES AGREE TO THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE HOTEL SERVICE AGREEMENT.

                                            Accepted by HOTELVIEW CORPORATION:
For the HOTEL:_________________             1600 South Dixie Highway, Suite 3A
                (Name of Hotel)             Boca Raton, FL 33432

By:___________________________              By:_________________________________

Name:_________________________              Name:_______________________________

Title: _______________________              Title:______________________________

Date:_________________________              Date:_______________________________

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